United States
Securities and Exchange Commission
Washington, D.C. 20549

___________________________________

SCHEDULE 14A

___________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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VIRPAX PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
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VIRPAX PHARMACEUTICALS, INC.
1055 WESTLAKES DRIVE, SUITE 300
BERWYN, PA 19312

Supplement to the Proxy Statement for the 2024
Annual Meeting of Stockholders to be held on Monday, July 29, 2024

This proxy statement supplement (this “Supplement”), dated July 5, 2024, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Virpax Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2024 and made available to stockholders in connection with the Company’s annual meeting of stockholders to be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, on Monday, July 29, 2024, beginning at 11:00 a.m. Eastern Time. (the “Annual Meeting”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Proxy Statement. You should read the entire Proxy Statement, this Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Other than as set forth herein, no items presented in the Proxy Statement are affected by this Supplement.

This Supplement is being furnished to our stockholders of record as of the close of business on June 3, 2024, the record date for the Annual Meeting, in connection with the solicitation of proxies to be voted at the Annual Meeting, and at any adjournment thereof pursuant to the accompanying Amended Notice of Annual Meeting of Stockholders attached hereto as Appendix A (the “Amended Notice”). Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the internet will not affect your right to attend the Annual Meeting and vote during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL
MEETING TO BE HELD ON JULY 29, 2024.

Our proxy materials, including the Amended Notice, the Proxy Statement, this Supplement, the updated proxy card and our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) are available on the internet at www.proxyvote.com.

EXPLANATORY NOTE

Subsequent to the Company’s filing of the Proxy Statement with the SEC, the Company entered into a Securities Purchase Agreement, dated July 5, 2024 (the “Purchase Agreement”), with an institutional investor (the “Investor”) pursuant to which the Company issued to the Investor a senior secured promissory note in the principal amount of $2,500,000 for proceeds of $2,500,000. This transaction is referred to as the “Financing.” Pursuant to the terms of the Purchase Agreement, and in accordance with our Amended and Restated Bylaws and effective as of the closing of the Financing, which occurred on July 5, 2024, (i) each of Barbara Ruskin, Jerrold Sendrow, Jeffrey Gudin, Thani Jambulingam and Michael F. Dubin resigned as directors of the Company, and (ii) the Company’s Board of Directors appointed Judy Su as a Class I director, Jatinder Dhaliwal and Katharyn Field as Class II directors, and Gary Herman as a Class III director of the Company.

In connection with the resignation of Jeffrey Gudin as a Class III director of the Company on July 5, 2024, Dr. Gudin is no longer a nominee for election as a director at the Annual Meeting. The Board of Directors has appointed Gary Herman as a Class III director of the Company and he will stand for re-election at the Annual Meeting. Information relating to Mr. Herman and his proposed election as a Class III director at the Annual Meeting is being provided in this Supplement. For technical purposes, the election of Mr. Herman as a Class III director is being considered as a separate proposal (Proposal 6).

The Company has updated its proxy card to reflect this change of nominees. However, the proxy card initially distributed with the Proxy Statement remains valid except for votes for Dr. Gudin which will be disregarded and not counted. Stockholders who have already returned their proxy card do not need to take any action unless they want to vote for Mr. Herman or change or revoke their prior vote. See “Voting Information Update” below for additional information.

GENERAL INFORMATION REGARDING BOARD STRUCTURE

The Board is currently comprised of seven directors and divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

There are two directors whose terms of office expire at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the two individuals listed in the table below for re-election as Class III directors at the Annual Meeting.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and until his successor has been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal.

Directors are elected by a plurality of the votes, which means that the two nominees for director who receive the most votes will be elected. Votes may be cast for or withheld from each nominee for election as directors. A “withhold” vote with respect to any nominee will not affect the election of that nominee. A broker non-vote will not be treated as a vote for or withheld from any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the nominees named below in Proposal 1 and Proposal 6. The two director nominees receiving the highest number of affirmative votes will be elected. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the two nominees named below.. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

If you have not already voted your shares by proxy, we urge you to vote. If you have already voted your shares by proxy, you do not need to take any action unless you wish to vote for Mr. Herman or change or revoke your vote. All votes cast for Dr. Gudin will be disregarded and not counted. You can revoke your proxy or change your vote at any time before the Annual Meeting by giving written notice to the Corporate Secretary of the Company. You may also change your vote by a later-dated vote by telephone or via the Internet, by timely delivery of a valid, later-dated proxy or by voting at the Annual Meeting.

Nominees for Election Until the 2027 Annual Meeting

The following table sets forth the name, age, position and tenure of each director who is up for re-election at the Annual Meeting for a term expiring at the 2027 Annual Meeting:

Name	Age	Position(s)	Served as a Director Since
Eric Floyd, PhD	61	Independent Class III Director, Chair of the Board	2017
Gary Herman	59	Independent Class III Director	2024

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Eric Floyd, PhD became a director in January 2017. Dr. Floyd was appointed as the Chair of our Board of Directors effective November 20, 2023. Dr. Floyd currently serves as Senior Vice President of Regulatory Affairs and Quality Assurance at Silence Therapeutics. Most recently, he served as Chief Regulatory Officer at Neurogene Inc. He has nearly 27 years of regulatory experience within the pharmaceutical industry. From November 2018 to December 2019 he was Senior Vice President, Regulatory Affairs, for Axovant Sciences. Prior to that, he served as President of Compliance Services and Chief Scientific Officer at Dohmen Life Science Services, Inc. from June 2015, Senior Vice President, U.S. Regulatory Affairs and Clinical Quality Compliance at Lundbeck Inc. December 2011, Global Vice President of Regulatory Affairs at Hospira Inc. (later acquired by Pfizer Inc.) from January 2010, Vice President of Worldwide Regulatory Affairs and Quality Assurance at Cephalon Inc. (later acquired by Teva Pharmaceuticals Industries Ltd.) from January 2007 and VP and Global Head of Respiratory, Dermatology, and Tropical Medicines Drug Regulatory Affairs at Novartis AG from February 2005. Dr. Floyd has also held senior leadership roles at Bristol Myers Squibb Co., Aventis Pharma and Merck Research Laboratories (a division of Merck & Co.). Dr. Floyd received a Ph.D. in Neurophysiology from Meharry Medical College, Nashville, an executive MBA from St. Joseph’s University, Philadelphia, an MS from Tennessee State University, a BS from the University of Illinois and has served as an Assistant Professor at Harvard University School of Medicine. Dr. Floyd served as an outside director on the board of directors of Scilex Pharmaceuticals Inc. from April 2014 to November 2016. Dr. Floyd was selected as a director due to his extensive experience at pharmaceutical companies and knowledge of the pharmaceutical industry.

Gary Herman became a director in July 2024. He is a seasoned investor boasting extensive years of investment and advisory prowess. From 2006 until 2021, he co-managed Strategic Turnaround Equity Partners, LP (Cayman) and its affiliates, focused primarily on undervalued publicly traded securities, and from 2005 until 2020 he was affiliated with Arcadia Securities LLC, a New York based broker-dealer. Mr. Herman was a managing member of Abacoa Capital Management, LLC from January 2011 until August 2013, where his focus centered on the Global-Macro investment strategy. His background also includes tenure as an investment banker at Burnham Securities, Inc. from 1997 until 2002 and as a managing partner of Kingshill Group, Inc., a multinational merchant banking and financial firm, from 1993 until 1997. Mr. Herman serves on the board of directors of various public companies, including XS Financial, Inc. since September 2019, SusGlobal Energy, Inc. since April 2021, SRM Entertainment, Inc. since December 2022, LQR House, Inc. since August 2023, and Siyata Mobile, Inc. since August 2023. Previously, he also served as a director of Safety Shot, Inc, a public company, from March 2022 until August 2023. Mr. Herman received a B.S. in Political Science from the University at Albany, with minors in Business and Music. Mr. Herman was selected as a director due to his extensive experience in finance and familiarity with public company corporate governance.

AMENDED PROPOSAL 1:

TO ELECT ONE DIRECTOR NOMINEE AS A CLASS III DIRECTOR, TO SERVE A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 2027 AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

In order to facilitate the proper tallying of votes cast by our stockholders for the election of Eric Floyd as a Class III director prior to the resignation of Dr. Gudin as a director, Proposal 1 of the Proxy Statement is hereby amended by this Supplement to remove Dr. Gudin as a nominee, such that Proposal 1 of the Proxy Statement will be a proposal to elect one director, Dr. Eric Floyd, as a Class III director of the Company. Any information contained within the original Proposal 1 of the Proxy Statement that has not been amended by this Supplement remains in full force and effect.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
ELECTION OF DR. FLOYD AS A CLASS III DIRECTOR.

PROPOSAL 6:

TO ELECT AN ADDITIONAL DIRECTOR NOMINEE AS A CLASS III DIRECTOR, TO SERVE A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 2027 AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

As discussed above, in connection with entering into the Purchase Agreement, the Board of Directors appointed Gary Herman as a Class III director of the Company effective as of the closing of the Financing on July 5, 2024, filling the vacancy resulting from Jeffrey Gudin’s resignation from the Board effective as of the same time. Mr. Herman’s term will expire on the date of the Annual Meeting. Accordingly, the Board has nominated Mr. Herman to stand for re-election at the Annual Meeting. Information relating to Mr. Herman and his proposed election as a Class III director at the Annual Meeting is being provided in this Supplement.

If elected at the Annual Meeting, Mr. Herman is expected to serve until the 2027 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Mr. Herman has agreed to serve if elected. Our management has no reason to believe that Mr. Herman will be unable to serve. If Mr. Herman becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for Mr. Herman will instead be voted for the election of a substitute nominee proposed by our Board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
ELECTION OF MR. HERMAN AS A CLASS III DIRECTOR.

Continuing Directors

The following table sets forth the name, age, position and tenure of the directors who are serving for terms that end following the Annual Meeting.

Name	Age	Position	Served as a Director Since
Directors
Gerald Bruce	68	Chief Executive Officer and Class I Director	2021
Vanila M. Singh, MD	53	Independent Class I Director	2020
Judy Su	38	Independent Class I Director	2024
Jatinder Dhaliwal	36	Independent Class II Director	2024
Katharyn Field	41	Independent Class II Director	2024

The following biographical descriptions set forth certain information with respect to directors who are serving for terms that end following the Annual Meeting, based on information furnished to Virpax by each director.

Class I Directors Continuing in Office until the 2025 Annual Meeting

Gerald W. Bruce has served as our Chief Executive Officer since November 20, 2023, as a director since July 2021 and as our Executive Vice President and our Commercial Operations Officer from August 2017 until his appointment as our Chief Executive Officer. Mr. Bruce has spent over 30 years, including 20 years in senior leadership roles, in the Pharmaceutical and Medical Nutrition industry. He started his career in May 1983 at Johnson & Johnson Inc. where he was an award-winning sales representative and held leadership positions of increasing responsibility in sales and marketing ending with his role as Group Product Director of Analgesics in September 1998. From September 1998 to November 2000, he served as Vice President of Sales at Bristol-Myers Squibb Co. where he led the Cardiovascular and Metabolic sales force. From November 2000 to January 2006, he served as Vice President of Managed Markets where he led the team responsible for the development and implementation of the reimbursement strategy for Bristol-Myers Squibb’s US portfolio. From January 2006 to June 2008, Mr. Bruce was the Senior Vice President of Commercial Operations at NitroMed, Inc. where he was responsible for building the commercial strategy and led the team responsible for the development and implementation of the commercial plan for the start-up company’s first product for the treatment of heart failure. From April 2009 to November 2018, Mr. Bruce served as Vice President of Sales for Nutricia North America, Danone Medical Nutrition Division. Mr. Bruce currently serves on the Board of Trustees for Lincoln University and is a Board member for the National Sales Network. He received his bachelor’s degree in business administration from Lincoln University and a master’s degree in leadership from the McDonough School of Business at Georgetown University. Mr. Bruce was selected as a director due to his extensive experience at pharmaceutical companies and knowledge of the pharmaceutical industry.

Vanila M. Singh, MD became a director in June 2020. From June 2017 to July 2019, Dr. Singh was the former Chief Medical Officer of the U.S. Department of Health and Human Services, where she served as the Chairperson of the highly regarded HHS Pain and Opioid Task Force in conjunction with the Department of Defense and the Veterans Administration. Since November 2019, Dr. Singh has been a director of Biodelivery Sciences International, Inc., and since June 2004, Dr. Singh has been a clinical associate professor of Anesthesiology, Pain and Peri-operative Medicine at Stanford University and is a teaching mentor at Walter Reed National Military Medical Center. For over ten years, Dr. Singh served on medical ethics as well as on scientific editorial boards, committees for the American Society of Regional Anesthesia, American Society of Interventional Pain Physicians, California Medical Association, and the Santa Clara County Medical Association. Dr. Singh, who is double board-certified in pain and anesthesiology, focuses her practice on regional anesthesia and peri-operative, subacute, and the development of chronic pain, with an appreciation for complimentary and traditional medicine approaches that emphasize an individualized patient-centered approach. Dr. Singh received her medical degree from George Washington University Medical School and her B.A. from U.C. Berkeley in Molecular and Cell Biology and Economics. Dr. Singh was selected as a director due to her leadership experience and her extensive knowledge of the pharmaceutical industry and the regulatory environment.

Judy Su became a director of the Company in July 2024. From 2012 to 2018, she was a lead pharmacist at a national drug store and has a vast understanding of large-scale retail distribution of scheduled drugs and medications. Currently, Ms. Su works as a pharmacist in the public sector, a position she has held since February 2018, where she is instrumental in pharmaceutical practices of the province. She has five years of experience serving as an independent director for multiple publicly traded companies listed in Canada (CSE, TSX). Ms. Su graduated in 2012 from the University of British Columbia with a bachelor’s degree in pharmacy. Ms. Su was selected as a director due to her extensive knowledge of the pharmaceutical industry.

Class II Directors Continuing in Office until the 2026 Annual Meeting

Jatinder (Jay) Dhaliwal became a director in July 2024. Mr. Dhaliwal is a registered pharmacist and has served as CEO and director of multiple publicly traded companies listed in Canadian (CSE, TSX) and American (Nasdaq) exchanges. Since June 2022, Mr. Dhaliwal has served as director and chairman of the board of Akanda Corp., a leading seed to patient cannabis producer based out of Europe and currently listed on the Nasdaq. He also serves as chief executive officer and director of Binovi Technologies Corp., a biotech company, since January 2022. He has been and currently serves as chief executive officer and a director of Global Health Clinics LTD, a business that engages in the cannabis industry and operates medical clinics which guide patients through the process of becoming legal users of marijuana, since March 2019. Mr. Dhaliwal also currently serves as a director at LQR House Inc, a Nasdaq listed ecommerce company and marketing agency specialized in the alcohol industry, a position he has held since August 2023. His experience as an executive and a director with large retail cannabis operations has given him an in-depth knowledge of dealing with government agencies associated with liquor and cannabis boards. From July 2022 until May 2023, Mr. Dhaliwal served as chief executive officer and director of Kiaro Holding Corp., a retail cannabis company. Previously, he served as chief executive officer and a director of EGF Theramed Health Corp., a biomedical company, from January 2020 to August 2022. He also served as a director of Makara Mining from August 2021 until September 2022 and Intact Gold Corp from August 2019 until June 2020. Mr. Dhaliwal’s experience in pharmaceuticals has allowed him to utilize his skills to drive growth at the consumer level and save through supply chain negotiations. He has extensive knowledge in agricultural, medical and pharmaceutical operations. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in biology from the University of Victoria. Mr. Dhaliwal has overseen the acquisition and development of numerous projects, technology platforms and applications. He has overseen operations of numerous retail and commercial operations and implemented various health protocols and technology advances into health and wellness chains. Mr. Dhaliwal was selected as a director due to his extensive knowledge of the pharmaceutical industry and exposure to pharma, technology, retail and various other industries.

Katharyn (Katie) Field became a director in July 2024. Her background includes positions spanning both the private and public sectors and brings a wealth of experience and expertise in strategy consulting and executive leadership. Ms. Field is currently the chief executive officer and Chairman of Halo Collective Inc., a cannabis company, where she has served since May 2019, an Executive Director at Akanda Corporation, a medical cannabis company, where she has served since June 2022, and the Chairperson of Aerwins Technology, a technology company, where she has served since June 2023. Previously, she served as a director of Elegance Brands from March 2021 until March 2022. She has held prominent positions at renowned organizations such as The White House in the office of the public liaison, The Brookings Institution as a manager of operations, and Bain & Company as a consultant. In 2014, Ms. Field entered the cannabis industry and played a pivotal role in the procurement, build-out, and sale of one of the original vertically integrated licensed medical marijuana treatment centers in Florida. Subsequently, she operated a strategy consulting practice focused on cannabis and served as Executive Vice President of Corporate Development at MariMed from 2018 to 2019. Ms. Field holds an MBA from Columbia Business School and a BA with honors from Stanford University. Ms. Field was selected as a director due to her expertise in strategy and executive leadership.

CORPORATE GOVERNANCE

Board Diversity Matrix

The following Board Diversity Matrix presents our board diversity statistics in accordance with Nasdaq Rule 5606. The information is based on our directors’ self-reporting. As we pursue future board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board.

Board Diversity Matrix (As of July 5, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian	2	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	1
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Board Reorganization

As discussed above, as of the closing of the Financing, which occurred on July 5, 2024, (i) each of Barbara Ruskin, Jerrold Sendrow, Jeffrey Gudin, Thani Jambulingam and Michael F. Dubin resigned as directors of the Company, and (ii) the Company’s Board of Directors appointed Judy Su as a Class I director, Jatinder Dhaliwal and Katharyn Field as Class II directors, and Gary Herman as a Class III director of the Company.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Dr. Floyd, Dr. Singh, Ms. Su, Mr. Dhaliwal, Ms. Field and Mr. Herman do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of The Nasdaq Capital Market and the SEC.

Each of Ms. Su, Mr. Dhaliwal, Ms. Field and Mr. Herman will receive the standard compensation available to the Company’s current non-employee directors, including in accordance with our 2022 Equity Incentive Plan, an initial award of options to purchase 2,500 shares of our common stock, and an annual award of options to purchase 1,500 shares of our common stock.

Reconfiguration of Committee Composition

As of the closing of the Financing, our Audit Committee is comprised of Dr. Floyd, Mr. Herman, and Ms. Field. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable rules of the Nasdaq Capital Market. Our Board of Directors has determined that Mr. Herman is an “audit committee financial expert” within the meaning of SEC regulations and the applicable rules of the Nasdaq Capital Market.

As of the closing of the Financing, our Compensation Committee is comprised of Dr. Floyd and Dr. Singh, with Dr. Floyd serving as Chairman of the committee. Our Board of Directors has determined that each director serving on the Compensation Committee is “independent” in accordance with Rule 10C-1 under the Exchange Act and as defined under the applicable listing standards of the Nasdaq Capital Market. Further, the Board of Directors has determined that the directors serving on the Compensation Committee are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

As of the closing of the Financing, our Nominating and Corporate Governance Committee is comprised of Dr. Floyd and Dr. Singh. Our Board of Directors has determined that each director serving on the Nominating and Corporate Governance Committee is “independent” as defined in the applicable rules of the Nasdaq Capital Market.

As of the closing of the Financing, our Science and Technology Committee is comprised of Dr. Floyd and Dr. Singh, with Dr. Floyd serving as the Chairman of the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 5, 2024:

•        each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

•        each of our executive officers;

•        each of our directors; and

•        all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 2,837,898 shares of common stock outstanding as of July 5, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to the exercise of options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 5, 2024 are counted as outstanding. Unless noted otherwise, the address of all listed stockholders is 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Virpax Pharmaceuticals, LLC	273,043	(3)	9.6%

Named Executive Officers and Directors Other Than 5% or Greater Stockholders
Gerald Bruce	20,920	(1)	*
Vinay Shah	3,125	(2)	*
Anthony P. Mack	25,255	(3)(4)	*
Sheila Mathias, PhD, J.D., MBA	10,278	(5)	*
Eric Floyd, PhD	11,866	(6)	*
Vanila Singh, MD, MACM	5,549	(7)	*
Christopher Chipman(8)	—		—
Judy Su	—		—
Jatinder Dhaliwal	—		—
Katharyn Field	—		—
Gary Herman	—		—
Directors and Current Executive Officers as a Group (9 persons)	51,738		1.8%

____________

*        Less than 1%.

(1)      Includes 404 shares of common stock and 20,516 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 5, 2024.

(2)      Includes 3,125 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 5, 2024.

(3)      Anthony Mack, our former Chief Executive Officer, and Jeffrey Gudin, our former Director, are the members of Virpax Pharmaceuticals, LLC. Due to Mr. Mack’s ownership of 88.8888% of the outstanding member units of Virpax Pharmaceuticals, LLC, he may be deemed to have sole voting and dispositive control over the shares of our common stock held by Virpax Pharmaceuticals, LLC. As a result, Mr. Mack may be deemed to beneficially own the shares of our common stock held by Virpax Pharmaceuticals, LLC. Mr. Mack resigned as our Chief Executive Officer and Chair of the Board, effective November 17, 2023. Dr. Gudin resigned as a director of the Company, effective July 5, 2024.

(4)      Includes 25,255 shares of common stock held by Mr. Mack and his spouse.

(5)      Includes 10,278 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 5, 2024.

(6)      Includes 800 shares of common stock and 11,066 shares of common stock issuable upon exercise of stock options exercisable within 60 days of July 5, 2024.

(7)      Includes 5,549 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of July 5, 2024.

(8)      Mr. Chipman resigned as our Chief Financial Officer, effective June 30, 2023.

VOTING INFORMATION UPDATE

The proxy card initially distributed with the Proxy Statement remains valid. Stockholders who have already returned their proxy card or authorized a proxy over the internet or by telephone do not need to take any action unless they want to vote for Mr. Herman, change or revoke their vote. All votes cast for Dr. Gudin will be disregarded and not counted. If you authorize a proxy again using the updated proxy card distributed with this Supplement, or if you authorize a proxy again over the internet or by telephone, you will revoke your prior proxy and any proxy will be voted in accordance with your updated voting instructions.

Our directors are elected by a plurality of the votes, which means that the two nominees for director who receive the most votes will be elected. Votes may be cast for or withheld from each nominee for election as directors. A “withhold” vote with respect to any nominee will not affect the election of that nominee. Banks, brokers or other nominees do not have discretionary authority to vote on the election of directors. Withheld votes and broker non-votes will not affect the outcome of the vote on Proposal 1 or Proposal 6.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed by telephone or via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting.

OTHER BUSINESS

As of the date of this Supplement, our Board does not know of any matters other than those described in the Proxy Statement and this Supplement that will be presented for action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

Appendix A

VIRPAX PHARMACEUTICALS, INC.
1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on July 29, 2024

To the Stockholders of Virpax Pharmaceuticals, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Virpax Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, on Monday, July 29, 2024, beginning at 11:00 a.m. Eastern Time. At the Annual Meeting, stockholders will act on the following matters:

1.      To elect one director nominee named herein to serve as a Class III director for a three-year term expiring at the annual meeting of stockholders in 2027;

2.      To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.      To approve an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”), in substantially the form attached to the proxy statement as Annex A, to increase the number of shares of common stock, par value $0.00001 per share (“Common Stock”) that will be available for awards under the 2022 Plan by 267,799 shares to 500,000 shares (the “2022 Plan Share Increase Proposal” or “Proposal 3”);

4.      To approve an amendment to our 2022 Plan, in substantially the form attached to the proxy statement as Annex B, to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31 (the “2022 Plan Evergreen Increase Proposal” or “Proposal 4”);

5.      To approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the 2022 Plan Share Increase Proposal or the 2022 Plan Evergreen Increase Proposal (the “Adjournment Proposal” or “Proposal 5”);

6.      To elect an additional director nominee named herein as a Class III director for a three-year term expiring at the annual meeting of stockholders in 2027; and

7.      To consider and vote upon any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on June 3, 2024, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the internet will not affect your right to attend the Annual Meeting and vote during the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL
MEETING TO BE HELD ON JULY 29, 2024.

Our proxy materials, including this Amended Notice, the Proxy Statement, the Supplement, the updated proxy card and our Annual Report for the fiscal year ended December 31, 2023 are available on the internet at www.proxyvote.com.

By Order of the Board of Directors
/s/ Gerald Bruce
Gerald Bruce
Chief Executive Officer

July 8, 2024
Berwyn, PA

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SCAN TO VIEW MATERIALS & VOTE VIRPAX PHARMACEUTICALS, INC. 1055 WESTLAKES DRIVE, SUITE 300 BERWYN, PA 19312 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 28, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 28, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V54279-P10785 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VIRPAX PHARMACEUTICALS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the election of each of the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Nominee Withdrawn 02) Eric Floyd The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2024. 3. To approve an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock that will be available for awards under the 2022 Plan by 267,799 shares to 500,000 shares (the “2022 Plan Share Increase Proposal”). 4. To approve an amendment to our 2022 Plan to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31 (the “2022 Plan Evergreen Increase Proposal”). 5. To approve an adjournment of the 2024 Annual Meeting of Stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the 2022 Plan Share Increase Proposal or 2022 Plan Evergreen Increase Proposal. The Board of Directors recommends that your vote FOR the election of the following additional nominee: For Withhold 6. Election of Director: 03) Gary Herman NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting. The undersigned hereby acknowledges receipt of the Amended Notice of Annual Meeting of Stockholders, Proxy Statement, Supplement and 2023 Annual Report. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Amended Notice of Annual Meeting of Stockholders, Proxy Statement, Supplement, form of updated proxy and 2023 Annual Report are available at www.proxyvote.com. V54280-P10785 VIRPAX PHARMACEUTICALS, INC. 2024 Annual Meeting of Stockholders July 29, 2024 11:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Gerald Bruce and Vinay Shah, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of VIRPAX PHARMACEUTICALS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M., Eastern Time, on July 29, 2024 (the “2024 Annual Meeting”) at the offices of Blank Rome, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020, or any adjournment or postponement thereof. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Amended Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side